Exhibit 10.78

                        SUBORDINATED SECURITY AGREEMENT

      This SUBORDINATED SECURITY AGREEMENT, dated as of December 18, 2000, (the "Security Agreement") is entered into between HTI CLASS B, LLC, a Delaware limited liability company (the "Grantor"), HEARTLAND TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), and PG OLDCO, INC., a Michigan corporation (the "Secured Party"). When referred to jointly, the signatories to this Security Agreement will hereafter be referred to as the "Parties".

                                  WITNESSETH:

      WHEREAS, the Borrower is the sole member of the Grantor; and

      WHEREAS, the Borrower, PG Design, Inc. and the Secured Party are parties to that certain Confidential Settlement Agreement and Release dated as of December 18, 2000 (the "Settlement Agreement"), pursuant to which the Secured Party has agreed to extend certain financial accommodations to the Borrower and the Grantor is required to execute and deliver this Security Agreement in favor of the Secured Party encumbering certain "Collateral" (hereinafter defined) owned by the Grantor as of the date of the Settlement Agreement; and

      WHEREAS, the extension and/or continued extension of credit, as aforesaid, by the Secured Party is necessary and desirable to the conduct and operation of the business of the Borrower and will inure to the personal and financial benefit of the Grantor; and

      WHEREAS, the Grantor presently owns all of the "Collateral" (as defined herein); and

      WHEREAS, the Parties have determined that it is in their best interest to execute this Security Agreement;

      NOW, THEREFORE for good and valuable consideration, the receipt of which is hereby acknowledged by the Grantor, the Borrower and the Secured Party hereby agree as follows:

1.    Definitions.   The  terms   defined  in  this  Section  shall  have  the
      following defined meanings for all purposes of this Agreement:

      1.1. "Amended Notes" shall mean the notes due December 29, 2000, December 31, 2001, December 31, 2002, December 31, 2003, and December 31, 2004 issued by the Borrower to the Secured Party pursuant to the Settlement Agreement.

      1.2. "Borrower" shall mean Heartland Technology, Inc., a Delaware corporation.

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      1.3.  "Class B Limited  Partner"  shall mean Grantor's  status,  rights, and privileges as a Class B limited partner of the Partnership, as reflected on the books and records of the Partnership on the date of this Security Agreement.

      1.4. "Class B Limited Partnership Interest" shall mean the interest of the Class B Limited Partner in the Partnership.

      1.5. "Collateral" shall mean the following, whether now existing or hereafter acquired: (i) the Class B Limited Partnership Interest, and any substitutions, replacements or additions thereto, (ii) all of the Grantor's right, title and interest as a Class B Limited Partner in the Partnership, including without limitation, all of the Grantor's (a) rights as a Class B Limited Partner to receive deposits, proceeds, profits, distributions, special distributions, dividends, interest, return of capital, and any other amounts, at any time or from time to time (including without limitation upon the complete or partial liquidation of the Partnership or otherwise), of cash or other property, real, personal or mixed, (b) rights in any capital account, and (c) all other rights, powers, privileges and benefits relating to or arising from the Grantor's status as a Class B Limited Partner in the Partnership, and (iii) to the extent not otherwise included in subsections (i) and (ii) all distributions, interest, dividends, increases, substitutions or additions to any of the foregoing items and all Proceeds of any of the foregoing.

      1.6. "Collateral Release Event" shall mean ninety (90) days after the satisfaction and payment of all Obligations.

      1.7. "Control Agreement" shall mean a control agreement executed by the Partnership, the Grantor and the Secured Party substantially in the form of Exhibit A attached hereto.

      1.8. "Event of Default" shall mean (i) a failure of the Borrower to make any payment of the Obligations to Secured Party when such payment becomes due, (ii) a failure to comply with the Collateral Value Ratio (as defined in Section 3 below), (iii) a breach of the representations and warranties set forth in Sections 6.2, 6.5, 6.6 or 6.11 below, (iv) the termination of the Control Agreement by the Partnership in violation of Section 10 of the Control Agreement, or (v) a default of any Senior Debt and Enforcement (as defined in the Inter-Creditor Agreement) thereof.

      1.9. "Grantor" shall mean HTI Class B, LLC, a Delaware limited liability company.

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      1.10. "Inter-Creditor   Agreement"   shall   mean  that   certain   Lien
            Subordination and Inter- Creditor Agreement dated of even date herewith between the Senior Debt Holder and the Secured Party.

      1.11. "Obligations"  shall  mean  the  indebtedness   evidenced  by  the
            Amended  Notes,  and  any  extensions,   renewals  or  refinancing
            thereof and any substitutions therefor.

      1.12. "Pari Passu Debt" shall mean all obligations, liabilities and indebtedness of the Borrower to any other holders of subordinated security interests in the Collateral, whether now existing or hereafter arising.

      1.13. "Pari  Passu  Debt   Holders"   shall  mean  all  holders  of  any
            subordinated security interests in the Collateral, whether now existing or hereafter arising.

      1.14. "Partnership" shall mean Heartland Partners, L.P., a Delaware limited partnership organized under the Partnership Agreement.

      1.15. "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Heartland Partners, L.P., dated as of June 27, 1990, as amended by the Amendment to the Amended and Restated Agreement of Limited Partnership of Heartland Partners, L.P., dated December 4, 1997, as it may be further amended, supplemented or restated from time to time.

      1.16. "Secured Party" shall mean PG Oldco, Inc., a Michigan Corporation.

      1.17. "Security Interest" shall mean the security interest granted by the Grantor to the Secured Party in the Collateral pursuant to
            Section 2 of this Security Agreement.

      1.18. "Senior Debt" shall mean all obligations, liabilities, and indebtedness of the Borrower to the Senior Debt Holder, whether now existing or hereafter arising, directly between Borrower and the Senior Debt Holder, or acquired outright, conditionally or as collateral security from another, subject to the terms of the Inter-Creditor Agreement.

      1.19. "Senior Debt Holder" shall mean Heartland Partners, L.P. and CMC Heartland Partners, individually or jointly.

      1.20. "Settlement Agreement" shall mean that certain Confidential Settlement Agreement and Release dated December 18, 2000 by and among, inter alia, the Borrower, PG Design, Inc. and the Secured Party.

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      1.21. "UCC" shall mean the Uniform  Commercial Code as the same may from time to time be in effect in the State of Delaware and any successor statute thereto.

      1.22. Terms otherwise not specifically defined herein shall have the meaning ascribed to them in the UCC.

2. Pledge and Grant of Junior Security Interest. To secure the prompt payment, performance, satisfaction and discharge of the Obligations (together with all reasonable costs and expenses of the Secured Party incurred in connection with the enforcement of this Security Agreement and the Amended Notes), the Grantor hereby pledges and grants to Secured Party a lien on, and a security interest in, the Collateral.

3.    Value of Collateral.

      3.1. For so long as any of the Amended Notes are outstanding, the "Total Indebtedness" (as defined below) shall not exceed 90% of the Collateral Value (as defined below) (the "Collateral Value Ratio"). As used herein, "Total Indebtedness" shall mean, collectively, the sum of (i) the principal amount of the Amended Notes then outstanding plus all accrued and unpaid interest thereon, and (ii) the principal amount of all loans or advances then outstanding under the Loan Agreements (as defined in the Inter-Creditor Agreement) plus all accrued and unpaid interest thereon, and (iii) any other loans, advances, extensions of credit, or indebtedness (including all principal and all accrued and unpaid interest thereon) then outstanding that may hereafter be secured by the Collateral. Neither the Borrower nor the Grantor shall incur any indebtedness secured by any interest in the Collateral that would cause the Collateral Value Ratio to be exceeded.

            The value of the Collateral for purposes of this Security Agreement (the "Collateral Value") shall be determined as of the end of each fiscal quarter of the Borrower and the Grantor (the "Valuation Date") as follows: Until any Additional Collateral or Substitute Collateral has been pledged to the Secured Party in
            accordance  with  the  terms  of  this  Security  Agreement,   the
            Collateral Value shall be equal to the average of the value attributed to the Collateral for the most recent fiscal quarter of the Borrower and the Grantor (the "Most Recent Quarter") and for each of the two fiscal quarters of the Borrower and the Grantor immediately preceding the Most Recent Quarter, each such value as set forth in the Borrower's applicable Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, in the case of the fourth quarter, the Borrower's Annual Report Pursuant to Section 13 or 15(d) of the Exchange Act, filed with the United States Securities and Exchange Commission (the "SEC Reports"). Notwithstanding anything to the contrary herein, from the date of this Security Agreement to, but excluding, the date on which the applicable SEC Report for the fourth quarter of fiscal year 2000 is filed with the United States Securities and Exchange Commission, the Collateral Value shall be equal to the average of the value attributed to the Collateral for the Most Recent
            Quarter and for the fiscal quarter of the Borrower and the Grantor immediately preceding the Most Recent Quarter.

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

            Except as provided in the last sentence of the preceding paragraph and for illustrative purposes only, if (a) the value attributed to the Collateral for the Most Recent Quarter of the Borrower and the Grantor in the applicable SEC Report is equal to $9.5 million, and (b) the value attributed to Collateral for the two fiscal quarters of the Borrower and the Grantor immediately preceding the Most Recent Quarter in the applicable SEC Report is equal to $8.0 million and $6.5 million, respectively, then the Collateral Value would be equal to $8 million and, in accordance with the Collateral Value Ratio, the Total Indebtedness could not exceed $7.2 million.

            The Collateral Value of any Substitute Collateral shall be as agreed between the Borrower and the Secured Party or as determined by the Arbitrator (as defined below) pursuant to
            Section 4 of this Security Agreement and shall refer to the readily saleable value of any Substitute Collateral.

      3.2. If at any time it is determined that the Collateral Value has declined with the result that the then current Total Indebtedness exceeds 90% of the Collateral Value, the Borrower shall, at its option, take any one or more (alone or in combination) of the following actions: (a) cause the principal amount of the loans or advances then outstanding under the Loan Agreements to be repaid by an amount sufficient to comply with the Collateral Value Ratio, or (b) cause the Borrower to prepay the then outstanding Amended Note(s) by an amount sufficient to comply with the Collateral Value Ratio, or (c) pledge additional collateral (the "Additional Collateral") having readily saleable value sufficient to comply with the Collateral Value Ratio.

            In the event the Borrower elects to pledge Additional Collateral, the type and liquidity of the Additional Collateral shall be materially comparable to the Collateral, and shall be subject to the approval of the Secured Party, which approval shall not be unreasonably withheld or delayed. The Borrower shall deliver written notice to the Secured Party (the "Additional Collateral Notice") which shall (i) identify the proposed Additional Collateral, (ii) set forth its readily saleable value and include information that supports the value thereof, (iii) provide information concerning the liquidity of the Additional Collateral, (iv) identify ownership of the Additional Collateral, and (v) include such other information as the Borrower deems necessary or desirable or as is reasonably requested by the Secured Party. In the event of a dispute concerning whether the Secured Party has unreasonably withheld or delayed its approval of any proposed Additional Collateral, the matter shall be determined by the Arbitrator pursuant to Section 4 of this Agreement.

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      3.3.  The parties hereby  acknowledge  that, as of the date hereof,  the equity of PG Design Electronics, Inc., Zecal Corp., and Solder Station-One, Inc. (collectively, the "Other Subsidiaries") does
            not  have   materially   comparable   liquidity  to  that  of  the
            Collateral and does not therefore, as of the date hereof, qualify as either Additional Collateral or Substitute Collateral (as
            defined  in  Section  4  below).   Notwithstanding  the  foregoing
            acknowledgment, nothing shall preclude the Borrower in the future from using the equity of one or more of the other Subsidiaries as Additional Collateral or Substitute Collateral, as the case may be, provided that as at such future time it is materially comparable to the Collateral and the Secured Party consents to such use at the Secured Party's sole discretion.

4. Substitution of Collateral; Determination of Collateral Value. Subject to the terms of this Section 4 and provided that no Event of Default has occurred and is continuing, the Borrower may, from time to time, upon written notice to the Secured Party (the "Collateral Notice"), replace the Collateral with substitute collateral (the "Substitute Collateral"). The Collateral Notice shall (i) identify the Substitute Collateral, (ii) set forth its readily saleable value and include information that supports such value (which value shall not be less than that of the Collateral), (iii) provide information concerning the liquidity of the Substitute Collateral (which liquidity shall be materially comparable to that of the Collateral), (iv) identify ownership of the Substitute Collateral, and (v) include such other information as the Borrower deems necessary or desirable or as is reasonably requested by the Secured Party. Within l0 business days of receipt of the Collateral Notice, the Secured Party shall provide to the Borrower, in writing, any objection(s) (the "Notice of Objection") the Secured Party may have with respect to the Substitute Collateral, including the factual basis for the Secured Party's objection. The failure to timely provide the Notice of Objection shall automatically constitute acceptance by the Secured Party of the Substitute Collateral. In the event that the Secured Party timely furnishes its Notice of Objection, a senior executive of the Secured Party and the Borrower shall promptly (but in no event later than the 5th business day) thereafter meet to attempt to resolve the objection (the "Objection") that is the subject of the Notice of Objection. In the event the Objection cannot be resolved within 5 business days of receipt by the Borrower of the Notice of Objection or in the event the Borrower and the Secured Party cannot agree on the Collateral Value of any Collateral within 5 business days of the Valuation Date or in the event of a dispute concerning whether the Secured Party has unreasonably withheld or delayed its approval of the proposed Additional Collateral that is not resolved within 5 business days of receipt of the Additional Collateral Notice by the Secured Party, the matter shall be submitted to final and binding resolution (the "Arbitration") by Houlihan Smith & Company, Inc. (the "Arbitrator"). The Borrower and the Secured Party each agree that any Arbitration shall be commenced and completed within 35 days of the date on which the Notice of Objection was received by the Borrower, the Valuation Date or the date on which the Additional Collateral Notice was received by the Secured Party, as applicable. In connection with any Arbitration, the Borrower and Secured Party shall disclose to each other all facts and opinions upon which they intend to rely in support of their respective positions. Such disclosure shall occur within a sufficient time before any fact finding proceeding by the Arbitrator so as to provide the other party with fair notice of, and a reasonable opportunity to respond to, all such facts and opinions, subject to the time limitations set forth above. The parties shall be entitled to legal representation in the Arbitration if they so choose. The Arbitrator's decision shall be in writing, shall state the basis of his decision and shall be based upon the facts and opinions presented by the parties. The Arbitrator shall have the authority to set specific schedules and procedures for the Arbitration consistent with the provisions of this Agreement.

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      Each party shall bear all costs and  expenses,  including  lawyers'  and accountants' fees, incurred by it in connection with the Arbitration. The fees and expenses of the Arbitrator shall be shared equally by the Borrower and the Secured Party.

      Upon delivery of the Substitute Collateral without objection or upon settlement of all objections in accordance with the terms hereof and, in either case, upon the attachment and perfection of the Secured Party's security interest in such Substitute Collateral with the same priority as the Secured Party had in the Collateral, the Secured Party agrees to take all action necessary to release (and document the release of) its security interest in and to the Collateral.
      Thereafter,   the   Substitute   Collateral   shall  be   deemed  to  be
      "Collateral" for purposes of this Security Agreement, except as specifically provided herein.

5. Subordination. Notwithstanding any security agreement(s) or other agreements heretofore or hereafter entered into between the Secured Party and the Grantor or any financing statement(s) heretofore or hereafter filed against the Collateral, and notwithstanding the time or order of filing, attachment or perfection, the Secured Party hereby agrees that any security interest, lien, claim or right now or hereafter asserted by the Secured Party with respect to any of the Collateral shall be subject to the terms of the Inter-Creditor Agreement and shall be junior and subordinated to the security interest of the Senior Debt Holder now or hereafter acquired with respect to the Collateral to the extent provided in the Inter-Creditor Agreement.

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6.    Representations,  Warranties  and  Covenants.  The  Grantor  represents, warrants and covenants that as of the date of execution of this Agreement, and continuing until the occurrence of the Collateral Release Event:

      6.1. The Grantor is duly organized under the law of the State of Delaware, and shall not change the state of its organization without the prior consent of the Secured Party.

      6.2. The Grantor is the sole owner of 100% of the Class B Limited Partnership Interest, subject to a prior superior security interest now existing or hereafter granted to the Senior Debt Holder and a pari passu security interest now existing or hereafter granted to the Pari Passu Debt Holders.

      6.3.  No  certificate  has been issued to represent  the Class B Limited
            Partnership   Interest,   and  the  Class  B  Limited  Partnership
            Interest is an uncertificated security within the meaning of 8-102(a)(18) of the UCC.

      6.4. The Grantor has full power, authority and legal right to execute this Security Agreement and to grant the Security Interest in the Collateral to the Secured Party.

      6.5. This Security Agreement has been duly executed and delivered by the each of the Grantor and the Borrower and constitutes a legal, valid and binding obligation of each of the Grantor and the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights and remedies of creditors generally.

      6.6. The Grantor will not suffer or permit any security interests, mortgages, pledges, liens, encumbrances or restrictions to attach to the Collateral or transfer (including by operation of law) or attempt to transfer any interest in the Collateral except as permitted by this Security Agreement and the Inter-Creditor Agreement.

      6.7. The Partnership is the issuer of the Class B Limited Partnership Interest.

      6.8. The Class B Limited Partnership Interest is a security within the meaning of 8- 102(a)(15) of the UCC.

      6.9. Each of the Partnership and the Grantor has full power, authority and legal right to execute the Control Agreement.

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      6.10. The Control  Agreement  has been duly  executed  and  delivered by each of the Partnership and the Grantor and constitutes a legal, valid and binding obligation of each of the Partnership and the Grantor in accordance with its terms.

      6.11. Upon execution and delivery of the Security Agreement and the Control Agreement, the Secured Party will have a perfected security interest in the Collateral.

7.    Grantors' Powers; Redemption and Liquidation.

      7.1. So long as an Event of Default shall not then exist, Grantor shall be the only party entitled (a) to exercise for any purpose any and all (i) voting rights and (ii) powers, and (b) to receive any and all distributions, in each case arising from or relating to the Collateral; provided, however, that the Grantor shall not exercise such rights or powers in a manner that would, or consent to any action of the Partnership that would be in contravention of the provisions of, or constitute an Event of Default under, this Security Agreement or the Amended Notes.

      7.2.  Notwithstanding anything herein to the contrary:

            (A) Upon the redemption of the Class B Limited Partnership Interest or the dissolution or liquidation (in whole or in part) of the Partnership, if any sum is to be paid in redemption of the Class B Limited Partnership Interest or as a liquidating distribution or dividend or otherwise, or

            (B) If any distribution of capital shall be made on the Class B Limited Partnership Interest, or any shares, interests, warrants, rights, obligations or other property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of the capital of the Partnership, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Partnership, or pursuant to the merger or consolidation of the Partnership with or into another entity, then any sum or any shares, interests, warrants, obligations, rights or other property so paid or distributed shall be held by the Secured Party or made subject to a control agreement or otherwise as the parties agree to perfect the Secured Party's security interest therein, shall otherwise be deemed to be Collateral hereunder and shall be subject to the Inter-Creditor Agreement.

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

8. Cure Period and Remedies upon Event of Default. Notwithstanding the occurrence of an Event of Default, Grantor shall have 60 days from the date of the Event of Default to fully cure and remedy such Event of Default (the "Cure Period"). If an Event of Default is not cured within the Cure Period, and the Collateral Release Event shall not have occurred, Secured Party shall have all of its rights and remedies under the Amended Notes and applicable law, and in addition thereto, but subject at all times to any prior superior rights of the Senior Debt
      Holder or any rights of the Pari Passu Debt Holders as provided in InterCreditor Agreement:

      8.1. The Secured Party, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Collateral, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Class B Limited Partnership Interest may be listed, or at public or private sale, at Secured Party's premises or elsewhere, for cash, upon credit or for future delivery, and in connection therewith Secured Party may grant options, Grantor hereby waiving and releasing any and all equity or right of redemption. If any of the Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Secured Party may resell such Collateral. In no event shall Grantor or Borrower be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by Secured Party. All proceeds of all sales or other dispositions of any of the Collateral by the Secured Party pursuant to this Section 8.01 shall be subject to the priorities set forth in the Inter-Creditor Agreement.

      8.2. Secured Party shall be entitled to exercise all rights and to enjoy all benefits of the Grantor under the Collateral, including, without limitation, the right to enforce any rights of Grantor with respect to the Collateral, and to receive, retain and apply to the payment of the Obligations any and all monies paid upon or for the account of the Grantor with respect to the Collateral.

      8.3. Secured Party shall be entitled to exercise all voting power with respect to the Collateral and to receive and retain, as additional Collateral hereunder, any and all interest payments, distributions or dividends at any time declared or paid upon any of the Collateral.

      8.4. The Secured Party may exercise any and all of the rights and remedies of a secured party under the UCC.

      8.5. The Secured Party shall be entitled to reimbursement for all of the Secured Party's expenses and costs, including without limitation reasonable fees and expenses of counsel, in connection with the enforcement of this Security Agreement and the Amended Notes.

9. Power of Attorney. The Grantor hereby appoints the Secured Party as its lawful attorney-in-fact to take, at the Secured Party's option and at the Grantor's expense and liability, all actions which the Secured Party may deem necessary or desirable to effectuate the Secured Party's rights under this Security Agreement, including without limitation the execution of any instrument which the Secured Party may deem necessary or desirable in connection with the protection or enforcement of the Secured Party's rights, interests and powers hereunder.

10.   Protection of Security Interest.

      10.1. The Grantor shall take any action necessary to preserve redemption, conversion, warrant, preemptive or other rights (and be aware of the dates limiting the exercise of such rights) concerning the Collateral. The Secured Party may, but need not, take any action to preserve such rights. No failure to act by the Secured Party shall relieve the Grantor of its duties under this section or in any way impair or discharge the Obligations or any of them, and no failure to act by the Secured Party shall result in any liability to the Grantor or the Borrower on the part of the Secured Party. No omission by the Secured Party with respect to any such matters shall in any way impair or discharge the Obligations or any of them. Notwithstanding anything in this Security Agreement to the contrary, the Secured Party shall have no obligation to exercise any rights or privileges, and no failure by the Secured Party to exercise any rights or privileges shall constitute a default under this Security Agreement or result in any liability to the Grantor on the part of the Secured Party.

      10.2. If the validity or priority of this Security Agreement or of any rights, titles, security interests or other interests created or evidenced hereby or thereby shall be attacked, endangered or questioned, or if any legal proceedings are instituted with respect thereto, the Grantor will give prompt written notice thereof to the Secured Party and the Grantor at its own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and appropriate steps for the defense of such legal proceedings. The Secured Party (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its sole judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Security Agreement and the rights, titles, security interests and other
            interests  created  or  evidenced  hereby  or  thereby,   and  all
            expenses so incurred of every kind and character shall be a demand obligation owing by the Grantor to the Secured Party and shall bear interest from the date of expenditure until paid at the rate of 10% per annum or, if lower, the highest rate of interest permitted by law.

11. Application of Securities Laws. The Grantor and the Borrower recognize that the Secured Party's ability to effect a public sale of all or a part of the Collateral may be limited by reason of certain prohibitions contained in (a) the Securities Act of 1933, as amended, as now or hereafter in effect, (b) the Exchange Act, or (c) applicable Blue Sky or other state securities laws, as now or hereafter in effect, and the Secured Party may be compelled to resort to one or more private sales of the Collateral to a restricted group of purchasers who may be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor and the Borrower agree that private sales so made may be at prices and other terms less favorable than if such Collateral were sold at public sales, and that the Secured Party has no obligation to delay sale of any such Collateral for the period of time necessary to permit the Partnership, as issuer of such Collateral, even if the Partnership would agree, to register such Collateral for public sale under such applicable securities laws. The Grantor and the Borrower agree that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

12. Remedies Cumulative. The remedies provided herein in favor of the Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Secured Party existing at law or in equity, including without limitation, those remedies specified in the Amended Notes.

13. No Waiver. No delay on the part of Secured Party or of any holder of the obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver or amendment of any provision of this Agreement shall be enforceable unless in writing and signed by Secured Party and unless it expressly refers to the provision affected.

14.   Termination  of  the  Security  Interest.   Upon  the  occurrence  of  a
      Collateral Release Event,

      14.1. Secured Party shall terminate and release its Security Interest.

      14.2. Grantor shall be entitled to the return of all of the Collateral and the release by Secured Party of its security interest therein.

15. Conflict between Security Agreements. This Security Agreement and any security agreement entered into between the Grantor or the Borrower and a Senior Debt Holder (each a "Senior Debt Holder Security Agreement"), whether prior to, as of or after the date of this Security Agreement, shall be subject to the provisions of the Inter-Creditor Agreement and to the extent any rights of the Secured Party under this Security Agreement conflict or are inconsistent with any rights of a Senior Debt Holder under a Senior Debt Holder Security Agreement, such conflict or inconsistency shall be resolved in accordance with the provisions of the Inter-Creditor Agreement.

16. Acknowledgment Regarding Pari Passu Debt. Notwithstanding anything herein to the contrary, the parties hereby acknowledge and agree that the Secured Party's security interest in the Collateral hereunder shall be senior to any Pari Passu Debt that is not incurred in compliance with the Collateral Value Ratio.

17. Notice of Additional Indebtedness. The Borrower shall provide the Secured Party with written notice of the amount, date, other material terms and lender of any other loans, advances, extensions of credit or indebtedness that may hereafter be secured by the Collateral within 5 business days of the date on which such loan, advance, extension of credit or indebtedness was made or incurred.

18. Notices. All notices given pursuant to any provision of this Security Agreement shall be in writing and hand delivered, with a receipt being obtained therefor, or sent by United States registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or other overnight courier service, or via telecopier, at the following addresses or such other addresses as to which the parties hereto may be notified in writing from time to time:


                  Grantor:

                  HTI Class B, LLC
                  330 North Jefferson Court
                  Suite 305
                  Chicago, IL 60661

                  With copy to:

                  Jenner & Block
                  One IBM Plaza
                  Chicago, IL 60611
                  Attn: Daniel R. Murray, Esq.
                  Fax: (312) 527-0484

                  Borrower:

                  Heartland Technology, Inc.
                  330 North Jefferson Court
                  Suite 305
                  Chicago, IL 60661

                  With copy to:

                  Jenner & Block
                  One IBM Plaza
                  Chicago, IL 60611
                  Attn: Daniel R. Murray, Esq.
                  Fax: (312) 527-0484


                  Secured Party:

                  PG Oldco, Inc.
                  c/o Columbo & Columbo
                  40701 Woodward Avenue, Suite 50
                  P.O. Box 2028
                  Bloomfield Hills, MI 48303-2028
                  Attn: David J. Wellman, Esq.
                        Peter VanHeusden
                  Fax: (248) 645-5418

                  With copy to:

                  Colombo & Columbo
                  40701 Woodward Avenue, Suite 50
                  P.O. Box 2028
                  Bloomfield Hills, MI 48303-2028
                  Attn: David J. Wellman, Esq.
                  Fax: (248) 645-5418

      Each party may designate by notice in writing a new or additional address to which any notice, request, demand or communication may thereafter be so given, served or sent. All notices shall be deemed to have been given when personally received (if hand delivered) or when received and confirmed (if telecopied) or five (5) days after deposit in the mails (if mailed) or the next business day (if sent by Federal Express or other overnight courier service); provided, that any notice to Secured Party shall be effective only upon receipt.

19. Governing Law. This Security Agreement and the rights and obligations of the Secured Party and Grantor hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware, cannot be changed orally, and shall bind and inure to the benefit of Grantor and the Secured Party and their respective successors and assigns.

20. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

21. Secured Party's Signature Not Necessary. The Grantor acknowledges that this Security Agreement is and shall be effective upon execution by the Grantor and delivery to and acceptance hereof by the Secured Party, and it shall not be necessary for the Secured Party to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to Grantor. This Security Agreement may be executed by facsimile signature, and if this Security Agreement is executed by facsimile signature, the Grantor agrees to furnish an original signature to the Secured Party within ten business days after the Grantor's execution of the Security Agreement by facsimile signature.

22. Headings. The article headings of this Security Agreement are for convenience of reference only, and will not affect the meaning of any of its provisions.

23.   Guaranty.   The  Borrower  hereby  guarantees  the  performance  by  the
      Grantor of all obligations of the Grantor under this Security Agreement.

      IN WITNESS WHEREOF, the Grantor, the Borrower and the Secured Party have caused this Security Agreement to be duly executed as of the day and year first above written.

                                    PG OLDCO, INC.


                                    By    s/Peter G. VanHeusden
                                    Its     President


                                    HTI CLASS B, LLC

                                    By    s/Edwin Jacobson
                                    Its__________________________________


                                    HEARTLAND TECHNOLOGY, INC.


                                    By    s/Edwin Jacobson
                                    Its__________________________________

                                   EXHIBIT A

                               CONTROL AGREEMENT

      This CONTROL AGREEMENT, dated as of December 18, 2000, (the "Control Agreement") is entered into between Heartland Partners, L.P., a Delaware limited liability partnership (the "Partnership"), HTI Class B, LLC, a
Delaware limited liability company (the "Grantor"), and PG Oldco, Inc., a Michigan corporation (the "Secured Party").

1.    The  Grantor  and  the  Secured   Party  have  entered  into  a  certain
      Subordinated Security Agreement dated as of the date hereof (the "Security Agreement") and the Secured Party, the Grantor, the Partnership and CMC Heartland Partners have entered into that certain Lien Subordination and Inter-Creditor Agreement dated as of the date hereof (the "Inter-Creditor Agreement"). Unless otherwise defined herein, all capitalized terms used in this Control Agreement shall have the meaning ascribed to them in the Security Agreement. Pursuant to the Security Agreement, the Grantor has granted the Secured Party a junior security interest in the Collateral, including the Class B Limited Partnership Interest in the Partnership (the "Pledged Collateral"). The parties are entering into this Control Agreement to perfect the Secured Party's security interest in the Pledged Collateral.

2.    The Partnership represents and warrants to the Secured Party that:

      2.1.  The Partnership is the issuer of the Pledged Collateral.

      2.2. The Pledged Collateral is a security within the meaning of 8-102(a)(15) of the UCC.

      2.3.  No   certificate   has  been  issued  to  represent   the  Pledged
            Collateral, and the Pledged Collateral is an uncertificated security within the meaning of 8-102(a)(18) of the UCC.

      2.4. The Partnership does not know of any claim to or interest in the Pledged Collateral, except for claims and interests of the Senior Debt Holder and the Secured Party.

3. The Partnership shall comply with all notifications it receives directing it to transfer or redeem the Pledged Collateral (each an entitlement order) originated by the Secured Party without further consent by the Grantor, subject to the terms and provisions of the Inter-Creditor Agreement.

4. Except as otherwise provided in this section, the Partnership shall comply with entitlement orders originated by the Grantor without further consent by the Secured Party. If the Secured Party notifies the Partnership that the Secured Party will exercise exclusive control over the Pledged Collateral (a "notice of exclusive control"), the Partnership shall cease complying with entitlement orders or other directions concerning the Pledged Collateral originated by the Grantor and distributing to the Grantor interest and dividends on property in the Pledged Collateral. Until the Partnership receives a notice of exclusive control, the Partnership may distribute to the Grantor all interest and regular cash dividends on property in the Pledged
      Collateral. Except as specifically provided in the immediately preceding sentence, the Partnership shall not comply with any entitlement order originated by the Grantor that would require the Partnership to make a delivery to the Grantor or any other person of all or any part of the Collateral.

5. The Partnership shall not agree with any third party, other than the Senior Debt Holder and, subject to Section 12 hereof, the Pari Passu Debt Holders, that the Partnership will comply with entitlement orders originated by the third party.

6. The Partnership shall send copies of all statements and confirmations for the Pledged Collateral simultaneously to the Grantor and the Secured Party. The Partnership shall use reasonable efforts promptly to notify the Secured Party and the Grantor if any other person, other than the Senior Debt Holder and the Pari Passu Debt Holders, claims that it has a property interest in property in the Pledged Collateral and that it is a violation of that person's rights for anyone else to hold, transfer, or deal with the property.

7. Except for permitting a withdrawal, delivery, or payment in violation of section 4, the Partnership will not be liable to the Secured Party for complying with entitlement orders from the Grantor that are received by the Partnership before the Partnership receives and has a reasonable opportunity to act on a notice of exclusive control. The Partnership shall not be liable to the Grantor for complying with a notice of exclusive control or with entitlement orders originated by the Secured Party, even if the Grantor notifies the Partnership that the Secured Party is not legally entitled to issue the entitlement order or notice of exclusive control, unless the Partnership takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process, or the Partnership acts in collusion with the Secured Party in violating the Grantor's rights.

8. This Control Agreement does not create any obligation of the Partnership except for those expressly set forth in this Control Agreement. In particular, the Partnership shall not be obligated to investigate whether the Secured Party is entitled under the Secured Party's agreements with the Grantor to give an entitlement order or a notice of exclusive control. The Partnership may rely on notices and communications it believes given by the appropriate party.

9. The Grantor shall indemnify the Partnership, its officers, directors, employees, and agents against claims, liabilities, and expenses arising out of this Control Agreement (including reasonable attorneys' fees and disbursements), except to the extent the claims, liabilities, or expenses are caused by the Partnership's gross negligence or willful misconduct.

10. The Secured Party may terminate this Control Agreement by notice to the Partnership and the Grantor. The Partnership shall not terminate this Control Agreement at any time prior to the full satisfaction of all obligations to the Secured Party under the PG Loan Agreements (as that term is defined in the Inter-Creditor Agreement).

11. If the Secured Party notifies the Partnership that the Secured Party's security interest in the Pledged Collateral has terminated, this Security Agreement will immediately terminate. Sections 8 and 9 will survive termination of this Control Agreement.

12. The Grantor and the Partnership shall not enter into any control agreement with any Pari Passu Debt Holder without the prior written consent of the Secured Party which consent will be given so long as the related Pari Passu Debt (and any future advance in respect thereof, is incurred in compliance with the Collateral Value Ratio.

13. This Control Agreement shall be governed by the laws of the State of Delaware. The Partnership and the Grantor may not change the law governing the Pledged Collateral without the Secured Party's express written agreement.

14.   This  agreement  is the  entire  agreement,  and  supersedes  any  prior
      agreements  and   contemporaneous   oral  agreements,   of  the  parties
      concerning its subject manner

15. No amendment of, or waiver of a right under, this Control Agreement will be binding unless it is in writing and signed by the party to be charged.

16. To the extent a provision of this Control Agreement is unenforceable, this Control Agreement will be construed as if the unenforceable provision were omitted.

17. All property credited to the Pledged Collateral will be treated as financial assets under Article 8 of the Delaware Uniform Commercial Code.

18. This Control Agreement and any control agreement entered into between the Grantor, the Partnership and a Senior Debt Holder (each a "Senior Debt Holder Control Agreement"), whether prior to, as of or after the date of this Control Agreement, shall be subject to the provisions of the Inter-Creditor Agreement and to the extent that any rights of the Secured Party under this Control Agreement conflict or are inconsistent with the rights of a Senior Debt Holder under a Senior Debt Holder Control Agreement, such conflict or inconsistency shall be resolved in accordance with the provisions of the Inter-Creditor Agreement.

19.   A  successor  to  or  assignee  of  the  Secured   Party's   rights  and
      obligations under the Security Agreement will succeed to the Secured Party's rights arid obligations under this Control Agreement.

20. A notice or other communication to a party under this Control Agreement will be in writing, will be sent to the party's address set forth below or to such other address as the party may notify the other parties and will be effective on receipt.

      IN WITNESS WHEREOF, the Partnership, Grantor and Secured Party have caused this Control Agreement to be duly executed as of the day and year first above written.


                              HEARTLAND PARTNERS, L.P.

                              By:   HTI Interests, LLC
                                    Its General Partner

                                    By___________________________________
                                    Its___________________________________


                              PG OLDCO, INC.

                              By:___________________________________
                              Its___________________________________


                              HTI CLASS B, LLC

                              By:___________________________________
                              Its___________________________________